Balance sheet
for 3Q2014
PJSC CB “PRIVATBANK”
(UAH thousand)
Item	Reporting period	Previous period
1	2	3
ASSETS
Cash and cash equivalents	17 111 907	32 157 251
Mandatory reserves with NBU	1 653	1 565 643
Trading securities	29	18
Other financial assets designated at fair value through profit or loss	-	-
Due from other banks, including:	16 014 714	3 486 203
in foreign currency	15 911 121	3 486 203
impairment provisions	(214 829)	(58 697)
Loans and advances to customers, including:	150 422 913	142 548 092
Loans and advances to legal entities, including:	127 926 636	118 778 718
in foreign currency	41 809 896	27 700 511
impairment provisions	(12 836 588)	(17 214 350)
Loans and advances to individuals, including:	22 496 277	23 769 374
in foreign currency	1 143 102	1 162 462
impairment provisions	(9 636 192)	(6 496 719)
Investment securities available-for-sale, including:	664 283	440 168
impairment provisions	(2 654)	(2 789)
Investment securities held to maturity, including:	117 028	72 237
impairment provisions	-	-
Investments in associated companies and subsidiaries	681 041	1 257 040
Investment real estate	24 222	13 728
Current income tax prepayment	162 416	-
Deferred income tax asset	5 736	12 475
Fixed and intangible assets	2 736 815	2 737 191
Other financial assets, including:	13 174 777	29 828 737
impairment provisions	(2 328 321)	(90 582)
Other assets, including:	182 115	328 653
impairment provisions	(13 867)	(1 418)
Non-current assets held for sale (or disposal groups)	600 820	43 421
Total assets, including:	201 900 469	214 490 857
in foreign currency	75 378 634	84 895 391
LIABILITIES
Due to other banks, including:	19 115 951	8 896 631
in foreign currency	2 232 430	4 067 001
Customer accounts, including:	131 715 144	133 551 100
Accounts of legal entities, including:	29 898 559	26 839 471
in foreign currency	16 945 037	11 367 659
demand accounts of legal entities, including:	16 376 712	17 669 439
in foreign currency	7 107 772	5 911 907
Accounts of individuals, including:	101 816 585	106 711 629
in foreign currency	50 161 307	45 913 335
demand accounts of individuals, including:	18 742 016	18 308 804
in foreign currency	4 727 319	2 884 400
Debt securities in issue, including:	7 987 732	7 990 548
in foreign currency	-	-
Other borrowed funds	5 011 121	3 343 011
Current income tax liability	5 682	-
Deferred income tax liability	135 773	79 254
Provisions for liabilities	92 367	37 241
Other financial liabilities	11 555 176	35 969 059
Other liabilities	761 746	954 436
Subordinated debt	4 572 044	3 357 956
Liabilities directly associated with disposal groups held for sale	-	-
Total liabilities, including:	180 952 736	194 179 236
in foreign currency	83 625 797	93 671 108
EQUITY
Share capital	18 100 740	16 352 079
Share premium	19 709	19 709
Contributions received for new shares issued but not registered	-	-
Retained earnings	508 021	1 926 082
Reserves and other funds	1 429 530	1 326 567
Revaluation reserve	889 733	687 184
Total equity	20 947 733	20 311 621
Total liabilities and equity	201 900 469	214 490 857

Profit and loss statement
for the 3rd quarter of 2014
PJSC CB "PRIVATBANK"
				(thousands of Ukrainian hryvnia)
Name of item	Reporting period		Previous period
	for the current quarter	for the current quarter on an accruals basis since the beginning of the year	for the relevant quarter of the previous year	for the relevant quarter of the previous year on an accruals basis since the beginning of the year
1	2	3	4	5
Interest income	7,343,766	21,225,362	5,679,656	16,188,951
Interest expenses	(4,980,350)	(13,534,009)	(3,695,036)	(9,938,349)
Net interest income/(Net interest expenses)	2,363,416	7,691,353	1,984,620	6,250,602
Commission income	937,175	2,730,392	973,234	2,554,859
Commission expenses	(238,665)	(709,804)	(251,623)	(830,361)
Result from trade operations with securities in the trading portfolio of the bank	5	11	(11)	(12)
Result from fair value hedging operations	-	-	-	-
Result from revaluation of other financial instruments accounted at fair value, with recognition of result of revaluation in the financial results	-	-	-	-
Result of securities sale in the bank portfolio for sale	-	191 897	424	1 238
Result from foreign exchange operations	(298,146)	1,411,583	279,615	214,619
Result from revaluation of foreign currency	1,208,168	(931,747)	(70,169)	(107,872)
Result from revaluation of investment property objects	-	-	-	-
Profit/(loss) that arises during initial recognition of financial assets at interest rate which is higher or lower than the market rate	-	-	-	-
Profit/(loss) that arises during initial recognition of financial liabilities at interest rate which is higher or lower than the market rate	-	-	-	-
Deductions to reserves for impairment of loans and funds in other banks	(1,513,469)	(2,665,341)	(653,459)	(1,367,620)
Deductions to reserve for impairment of accounts receivable and other financial assets	(193,575)	(804,525)	(4,569)	(25,997)
Impairment of securities in the bank portfolio for sale	(389,347)	(580,544)	-	1
Impairment of securities in the bank portfolio held to maturity	-	-	-	-
Deductions to reserve for liabilities	12,300	(53,119)	(26,113)	(18,486)
Other operating income	84,726	130,070	15,259	42,406
Administrative and other operational expenses	(2,012,587)	(5,827,795)	(1,772,455)	(4,724,159)
Share in profit/(loss) of associates	-	-	-	-
Profit/(loss) before taxation	(39,999)	582,431	474,753	1,989,218
Income tax expense	79,725	(155,474)	(125,278)	(257,173)
Profit/(loss) from continuing activity	39,726	426,957	349,475	1,732,045
Profit/(loss) from terminated activity after taxation	-	-	-	-
Profit/(loss)	39,726	426,957	349,475	1,732,045
Profit/(loss) per share from continuing activity:	-	-	-	-
net profit/(loss) per ordinary share	-	-	-	-
adjusted net profit/(loss) per ordinary share	-	-	-	-
Profit/(loss) per share from terminated activity:	-	-	-	-
net profit/(loss) per ordinary share	-	-	-	-
adjusted net profit/(loss) per ordinary share	-	-	-	-

Statement of comprehensive income
for the 3rd quarter of 2014
PJSC CB "PRIVATBANK"
			(thousands of Ukrainian hryvnia)
Name of item	Reporting period		Previous period
	for the current quarter	for the current quarter on an accruals basis since the beginning of the year	for the relevant quarter of the previous year	for the relevant quarter of the previous year on an accruals basis since the beginning of the year
Profit/(loss) for the year	39,726	426,957	349,475	1,732,045
OTHER COMPREHENSIVE INCOME:
Revaluation of securities in the bank portfolio for sale	64,880	223,979	31,527	89,366
Revaluation of fixed assets and intangible assets	-	73,241	-	-
Result of revaluation on hedging operations	-	-	-	-
Accumulated exchange rate differences from translation into the reporting currency	-	-	-	-
Share of other comprehensive income of an associated company	-	-	-	-
Income tax related to other comprehensive income	(11,678)	(17,597)	(5,990)	(11,376)
Other comprehensive income after taxation	53,202	279,623	25,537	77,990
Total comprehensive income for the year, including:	92,928	706,580	375,012	1,810,035
attributable to owners of the bank	-	-	-	-
attributable to non-controlling interests	-	-	-	-

Note "Dividends"
for the 3rd quarter of 2014
PJSC CB "PRIVATBANK"
(thousands of Ukrainian hryvnia)
Line	Name of item	Reporting period		Previous period
		on ordinary shares	on preferred shares	on ordinary shares	on preferred shares
1	Balance as of the beginning of the period	-	-	-	-
2	Dividends approved to be paid during the period	-	-	-	-
3	Dividends paid during the period	-	-	-	-
4	Balance as of the end of the period	-	-	-	-
5	Dividends per share approved to be paid during the period	-	-	-	-

	Note "Potential liabilities of the bank"
	for the 3rd quarter of 2014
	PJSC CB "PRIVATBANK"

Table 1. Future minimal rent payments under trouble-free operating leasing (rent) agreement
			(thousands of Ukrainian hryvnia)
Line	Name of item	Reporting period	Previous period
1	2	3	4
1	Up to 1 year	14,377	41,430
2	From 1 to 5 years	548,293	580,636
3	Over 5 years	188,606	225,675
4	Total	751,276	847,741

	Note "Potential liabilities of the bank"
	for the 3rd quarter of 2014
	PJSC CB "PRIVATBANK"

Table 2. Structure of lending commitments
		(thousands of Ukrainian hryvnia)
Line	Name of item	Reporting period	Previous period
1	2	3	4
1	Lending commitment given	-	-
2	Undisbursed credit facilities	31,617,055	41,928,874
3	Export letters of credit	-	-
4	Import letters of credit	927,567	1,111,924
5	Guarantees issued	1,282,461	911,297
6	Reserve for lending related commitments	(92,367)	(37,241)
7	Total lending related commitments net of reserve	33,734,716	43,914,854

	Note "Potential liabilities of the bank"
	for the 3rd quarter of 2014
	PJSC CB "PRIVATBANK"

Table 3. Lending commitments in terms of currencies
		(thousands of Ukrainian hryvnia)
Line	Name of item	Reporting period	Previous period
1	2	3	4
1	UAH	32,316,265	41,081,319
2	USD	1,133,702	2,639,808
3	Euro	272,594	179,634
4	Other	12,155	14,093
5	Total	33,734,716	43,914,854

	Note "Potential liabilities of the bank"
	for the 3rd quarter of 2014
	PJSC CB "PRIVATBANK"

Table 4. Assets pledged without ceasing to be recognized
					(thousands of Ukrainian hryvnia)
Line	Name of item	Reporting period		Previous period
		assets pledged	collateral for liability	assets pledged	collateral for liability
1	2	3	4	5	6
1	Trading securities	-	-	-	-
2	Securities in the bank portfolio for sale	-	-	-	-
3	Securities in the bank portfolio held to maturity	-	-	-	-
4	Investment property	-	-	-	-
5	Fixed assets	1,623,411	9,777,870	7,951,013	3,472,210
6	Other	53,062,044	-	3,290,106	-
7	Total	54,685,455	9,777,870	11,241,119	3,472,210

	Note "Certain performance indicators of the bank for the 1st quarter of 2014"
	PJSC CB "PRIVATBANK"

Line	Name of item	As of the reporting date	Regulatory indicators
1	2	3	4
1	Regulatory capital of the bank (thousands of UAH)	20,771,465	120,000
2	Sufficiency (adequacy) of the regulatory capital (%)	10.96	not less than 10%
3	Regulatory capital-total assets ratio (%)	9.17	not less than 9%
4	Current liquidity (%)	89.47	not less than 40%
5	Maximum credit exposure per one counterparty (%)	18.7	not more than 25%
6	Large credit exposures (%)	221.06	not more than 800%
7	Maximum amount of loans, guarantees and sureties granted to one insider (%)	1.42	not more than 5%
8	Maximum total amount of loans, guarantees and sureties granted to insiders (%)	1.87	not more than 30%
9	Return on assets (%)	0.28
10	Credit operations classified under Quality Category I (thousands of UAH)	88,917,900	х
10.1	Reserve formed for such operations (thousands of UAH)	629,601	х
11	Credit operations classified under Quality Category II (thousands of UAH)	109,283,334	х
11.1	Reserve formed for such operations (thousands of UAH)	1,880,655	х
12	Credit operations classified under Quality Category III (thousands of UAH)	17,772,966	х
12.1	Reserve formed for such operations (thousands of UAH)	3,575,301	х
13	Credit operations classified under Quality Category IV (thousands of UAH)	6,460,441	х
13.1	Reserve formed for such operations (thousands of UAH)	2,655,508	х
14	Credit operations classified under Quality Category V (thousands of UAH)	15,048,909	х
14.1	Reserve formed for such operations (thousands of UAH)	14,173,495	х
15	Net profit per ordinary share (UAH)	-	х
16	Dividends paid for 2013 per one:	-	х
16.1	Ordinary share	-	х
16.2	Preferred share	-	х
17	List of the bank's members (shareholders) which own directly or indirectly 10% or more of the bank's authorized capital	Gennady Borysovych Bogoliubov	direct participation - 37.02%

		Igor Valeriyovych Kolomoisky	direct participation - 36.51%
		TRIANTAL INVESTMENTS LTD	direct participation – 16,79%